Exhibit 10.3(c)

CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

December 2, 2016

Massachusetts Institute of Technology
Technology Licensing Office, Rm NE18-501
255 Main Street
Cambridge, MA 02142-1601
Attention: Director

Selecta Biosciences, Inc.
480 Arsenal Street, Building One
Watertown, MA 02472
Attention: General Counsel
Facsimile No.: 617-924-3454

RE:    Letter Agreement Regarding Selecta/Spark License and Option Agreement

Dear Sir or Madam:

This letter agreement (“Letter Agreement”) confirms the understanding between the Massachusetts Institute of Technology (“M.I.T.”), Selecta Biosciences, Inc. (“Selecta”) and Spark Therapeutics, Inc. (“Spark”) with respect to certain rights of M.I.T. that M.I.T. has licensed to Selecta pursuant to that certain Exclusive Patent License Agreement between M.I.T. and Selecta dated as of November 25, 2008, as may be amended pursuant to its terms (“M.I.T. Agreement”), and that, in turn, Selecta has sublicensed (or, upon Spark’s exercise of Options thereunder, will sublicense) to Spark pursuant to that certain License and Option Agreement between Selecta and Spark dated as of the date hereof (“Spark Agreement”). Spark, Selecta and M.I.T. are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Letter Agreement shall have the meaning set forth in the Spark Agreement, provided that terms below in all capitals shall have the meaning set forth in the M.I.T. Agreement.

1.        Receipt of Spark Agreement. M.I.T. acknowledges that it has received a copy of the Spark Agreement and acknowledges the sublicense of rights under the M.I.T. Agreement to Spark.

SPARK THERAPEUTICS, INC.	3737 MARKET STREET, SUITE 1300	•	PHILADELPHIA, PA 19104	P 215.220.9300	SPARKTX.COM

granted pursuant to the Spark Agreement, the right for Spark to grant sublicenses of the licenses and rights granted to Selecta under Section 2.1 of the M.I.T. Agreement (the “Spark Sublicensed Rights”) subject to the following terms and conditions (each a “Permitted Spark Sublicense”):

a.	Spark is entitled to grant sublicenses through multiple tiers under the Spark Sublicensed Rights to Affiliates and Third Parties, as provided in the Spark Agreement (“Permitted Spark Sublicensees”).

b.
Spark and each Permitted Spark Sublicensee will be considered a SUBLICENSEE for the purposes of the M.I.T. Agreement. For the avoidance of doubt, and not in limitation of the foregoing or any other provisions of the M.I.T. Agreement, any consideration that COMPANY or an AFFILIATE of COMPANY receives from a SUBLICENSEE in consideration of the sublicense of the licenses and rights granted COMPANY and its AFFILIATES under Section 2.1 (including without limitation the sublicense of such rights under a Permitted Spark Sublicense), excluding (i) royalties on NET SALES otherwise payable to M.I.T. under Section 4.1(c) of the M.I.T. Agreement, (ii) RESEARCH SUPPORT PAYMENTS and (iii) payments made as consideration for debt or equity securities (excluding amounts in excess of the FAIR MARKET VALUE of such securities), shall be considered SUBLICENSE INCOME. In accordance with Section 4.1(e) of the MIT License Agreement, COMPANY hereby agrees to pay M.I.T. [***] of all SUBLICENSE INCOME related to the Spark Agreement and Permitted Spark Sublicenses.

c.
In the event that non-monetary consideration is received by COMPANY or its AFFILIATES for the Spark Agreement or a Permitted Spark Sublicense, SUBLICENSE INCOME shall be calculated based on and shall include the fair market value of such non-monetary consideration, including all elements of such consideration. Notwithstanding the foregoing, if Spark settles a portion of its obligation to make any Development Milestone Payment or Regulatory Milestone Payment under the Spark Agreement by issuing to Selecta Spark Common Stock having a Fair Market Value equal to such portion of such Development Milestone Payment or Regulatory Milestone Payment, as applicable, being settled thereby in accordance with Section 6.8 of the Spark Agreement, then (i) Selecta will use the Fair Market Value of such issuance for the purposes of calculating the amount of SUBLICENSE INCOME received by and portion thereof required to be shared with M.I.T. under the M.I.T. Agreement, and (ii) Selecta will not be required to make any payment to M.I.T. with respect to such issuance until Selecta has sold the portion of such issuance required to be shared with M.I.T, provided that Selecta will use best efforts to sell such portion of such issuance as soon as practicable.

d.
Any sublicense granted by Spark under the Spark Sublicensed Rights (a “Spark Sublicense Agreement”) will satisfy the requirements of Section 2.6 of the M.I.T. Agreement; notwithstanding and without limiting the foregoing, any Spark

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Sublicense Agreement will include terms that are sufficient to enable COMPANY to comply with the M.I.T. Agreement.

e.
Except for sublicenses granted by Spark to third party service providers, Selecta will, and ensures that Spark will, (i) furnish M.I.T. with a fully signed photocopy of any Spark Sublicense Agreement promptly after it is executed, and (ii) deliver to M.I.T. reports containing the information described in Article 5 of the M.I.T. Agreement with respect to Permitted Spark Sublicensees. Notwithstanding the foregoing, Spark may reasonably redact the items provided per the foregoing clauses (i) and (ii) to remove Spark and third party confidential information, except that terms (including financial terms) that are directly relevant to COMPANY’s, its AFFILIATE’s and Spark’s obligations under the M.I.T. Agreement and this Letter Agreement may not be redacted by Spark. Upon request by M.I.T., Spark shall provide a copy of any sublicense granted by Spark to a third party service provider to M.I.T.

3.        Notice of Breach. If, during the term of the M.I.T. Agreement, M.I.T. provides written notice to Selecta of material breach of its obligations under the M.I.T. Agreement, (i) M.I.T. will copy Spark on any such written notice, and (ii) Selecta agrees to promptly provide Spark with a copy of any such written notice delivered by M.I.T. to Selecta regarding such material breach of the M.I.T. Agreement. Within [***] of receipt of any such notice of material breach, subject to any cure period permitted under the M.I.T. Agreement, Selecta may request, in writing, to meet with M.I.T. and representatives of the Parties will meet to discuss in good faith a potential cure of such breach by Selecta in accordance with the terms of the M.I.T. Agreement. M.I.T. and Selecta will copy Spark on all written communications sent by M.I.T. to Selecta or by Selecta to M.I.T. and will keep Spark apprised of any oral discussions between M.I.T. and Selecta related to such breach and any potential cure.

4.        Sublicense and Option Survival. In the event of termination of the M.I.T. Agreement by M.I.T., or the termination of any portion of the M.I.T. Agreement relating to the MIT Patents, except pursuant to Section 12.5(b), M.I.T. agrees that, as soon as practicable after receiving a written request from Spark, M.I.T. will enter into a license and option agreement with Spark, effective as of the effective date of termination of the M.I.T. Agreement (the “New License and Option Agreement”), that grants to Spark, a license (and, if applicable, options to obtain licenses of the same scope as the Options) to [***] under the MIT Patents in the Field (as such licenses and options exist upon the effective date of termination of the M.I.T. Agreement), provided that:

a.	Spark shall notify M.I.T. in writing of its request for a license agreement under the MIT Patents within [***] of written notification from Selecta or M.I.T. of termination of the M.I.T. Agreement.

b.	M.I.T. will not be obliged to [***].

c.	Spark and Permitted Spark Sublicensees are not [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

d.	Under the New License and Option Agreement, Spark will be obligated to pay M.I.T. the following license fees, royalty payments and milestone payments, and patent cost reimbursement:

i.	The [***].

ii.	[***] For example, [***]. As an illustration [***].

iii.	[***]

iv.	[***]

e.	The New License and Option Agreement will include substantially similar terms and conditions to the following provisions of the M.I.T. Agreement:

[***]

5.        Insurance. The Parties agree as follows:

a.
Spark will comply with the insurance requirements applicable to Selecta set forth in Section 8.2 of the M.I.T. Agreement. Within [***] of execution of the Spark Agreement and thereafter promptly upon M.I.T.’s request, Spark will provide to M.I.T. a written certificate evidencing that insurance coverage meeting the above criteria is effectively in place.

b.	Notwithstanding anything to the contrary, Selecta will continue to comply with the insurance requirements set forth in Section 8.2 of the M.I.T. Agreement.

6.        Reporting. Spark hereby confirms that M.I.T. will have the same right to audit Spark, its Affiliates and Permitted Spark Sublicensees as M.I.T. has to audit Selecta pursuant to Section 5.4 of the M.I.T. Agreement.

7.        Assignment. Neither this Letter Agreement nor any interest herein may be assigned, in whole or in part, by M.I.T. without the prior written consent of Spark and Selecta. Any assignment in circumvention of the foregoing will be void. Spark will have the right to assign this Letter Agreement only in connection with an assignment by Spark of the Spark Agreement as permitted by the Spark Agreement. Selecta will have the right to assign this Letter Agreement only in connection with both (a) any assignment by Selecta of the M.I.T. Agreement as set forth in, and permitted by, Article 10 of the M.I.T. Agreement and (b) any assignment by Selecta of the Spark Agreement as permitted by the Spark Agreement. Subject to the foregoing, this Letter Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, any third party to which this Letter Agreement and the obligations hereunder may be assigned pursuant to this Section 7 must agree, as a condition to such assignment, to be bound by the terms of this Letter Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

8.        Notices. Any notice or request required or permitted to be given under or in connection with this Letter Agreement will specifically refer to this Letter Agreement, and will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

In the case of Spark, to:
Spark Therapeutics, Inc.
3737 Market Street, Suite 1300
Philadelphia, PA 19104
Attention: General Counsel
Facsimile: (215) 790-6248

With a required copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attention: Steven D. Barrett
Facsimile: (617) 526-5000

In the case of Selecta, to:
Selecta Biosciences, Inc.
480 Arsenal Street, Building One
Watertown, MA 02472
Attention: General Counsel
Facsimile No.: (617) 924-3454

In the case of M.I.T., to:
Massachusetts Institute of Technology
Technology Licensing Office, Rm NE18-501
255 Main Street
Cambridge, MA 02142-1601
Attention: Director
Facsimile: (617) 258-6790

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

or to such other address for such Party as it will have specified by like notice to the other Parties, provided that notices of a change of address will be effective only upon actual receipt thereof. All notices under this Letter Agreement will be deemed effective upon receipt.

9.            No Waiver of Rights. Any waiver of any rights or failure to act in a specific instance will not operate or be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

10.        Severability. In case any one or more of the provisions contained in this Letter Agreement will, for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability, will not affect any other provision of this Letter Agreement, and the Parties will negotiate in good faith to modify this Letter Agreement to preserve (to the extent possible) their original intent.

11.        Counterparts. This Letter Agreement, or any part thereof requiring signing by the Parties, may be executed in separate counterparts, each of which will be an original as against any Party whose signature appears thereon but all of which together will constitute one and the same instrument. A facsimile transmission of the signed Letter Agreement, and those parts thereof requiring signing by the Parties, will be legal and binding on the Parties.

12.        Amendments. No amendment or modification of or supplement to the terms of this Letter Agreement will be binding on a Party unless reduced to writing and signed by all Parties.

13.        Entire Agreement. This Letter Agreement sets forth the entire agreement among the Parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties as to the subject matter hereof. This Letter Agreement and all disputes arising out of or related to this Letter Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, will be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles.

[END OF PAGE. SIGNATURE PAGE FOLLOWS]

This Letter Agreement is signed below by authorized representatives of M.I.T., Selecta and Spark respectively indicating the Parties’ acceptance of the terms and conditions of this Letter Agreement.

Spark Therapeutics, Inc.

/s/ Jeffrey D. Marrazzo
By:     Jeffrey D. Marrazzo
Title:     CEO

AGREED AND ACCEPTED:
Massachusetts Institute of Technology

/s/ Lesley Millar-Nicholson
By:    Lesley Millar-Nicholson
Title:    Director
Technology Licensing Office

AGREED AND ACCEPTED:
Selecta Biosciences, Inc.

/s/ Werner Cautreels
By:    Werner Cautreels
Title:    President and CEO